UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2007

Curtis Acquisition, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0001364831	20-4163734
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

30100 Chagrin Boulevard, Suite 250 Cleveland, Ohio 44124	44124
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(216)514-5997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 4 - Matters Related to Registrant's Certifying Accountant.
Item 4.01 Changes in Registrant's Certifying Accountant.

a. Dismissal of Independent Auditors

On February 2, 2007, Beckstead and Watts, LLP (“B&W”) informed CurtisAcquisition, Inc. (the "Company") that it would not stand for reelection as the Company’s independent auditors.
B&W’s report on the financial statements with respect to the fiscal year ended December 31, 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. There have been no disagreements with any of the Company’s independent auditors to the knowledge of the Company’s Board of Directors.

The Company has requested that B&W furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not the independent auditor agrees with the above statements. A copy of such letter, dated February 2, 2007 is filed as an exhibit to this Current Report on Form 8-K.

b. New Independent Auditors

On February 2, 2007, the Company’s Board of Directors approved the retention of De Joya Griffith & Company, LLC as the Company’s independent auditors going forward. There have been no disagreements with any of the Company’s independent auditors to the knowledge of the Company’s Board of Directors.

Section 9 - Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

16.1	Letter from Beckstead & Watts, LLP, to the Securities and Exchange Commission dated February 2, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curtis Acquisition, Inc.

February 8, 2007

By:    /s/ Randall Rosenthal
Name: Randall Rosenthal
Title: President